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                                                                    EXHIBIT 3.3



                              ARTICLES OF AMENDMENT
                                       TO
                      ARTICLES OF RESTATEMENT AND AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           CITIZENS FIRST CORPORATION

                  These ARTICLES OF AMENDMENT TO ARTICLES OF RESTATEMENT AND AMENDMENT TO ARTICLES OF INCORPORATION OF CITIZENS FIRST CORPORATION (hereinafter "the Corporation") executed this 21st day of January 1999, evidence and certify that by Resolutions of the Board of Directors and Shareholders of the Corporation dated 11 November 1998, the following Articles of Amendment to its Articles of Restatement and Amendment to Articles of Incorporation were duly adopted pursuant to KRS 271B.10-060:

                                        I

                  The present name of the Corporation is Citizens First Corporation.

                                       II

                  Article IV of the Articles of Restatement and Amendment to Articles of Incorporation is hereby amended to read as follows:

                  The total number of shares of stock authorized to be issued and the authorized class thereof is:

                  (a) One Million (1,000,000) shares of no par value common stock; the voting of such stock shall be one (1) vote per share. The shareholders of common stock shall not have preemptive rights.

                  (b) Five Hundred (500) shares of preferred stock, which stock shall have the preferences, limitations and relative rights as




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                       may be established from time to time by the Board of
                       Directors. The Board of Directors are hereby vested with the authority to amend the Articles of Incorporation for purposes of setting forth the preferences, limitations and relative rights of the holders of preferred stock prior to the issuance of same without submitting the amendment to the Articles of Incorporation to the Shareholders.

                  IN TESTIMONY WHEREOF, the Corporation has subscribed its name on this the 21st day of January, 1999.


                                          CITIZENS FIRST CORPORATION

                                          BY: /s/ Mary Cohron
                                             ----------------------------------
                                             MARY COHRON, PRESIDENT

ATTEST:

/s/ James H. Lucas
-----------------------------
JAMES H. LUCAS, SECRETARY

COMMONWEALTH OF KENTUCKY

COUNTY OF WARREN

                  I, the undersigned, a Notary Public in and for the Commonwealth and County aforesaid, do hereby certify that the foregoing Articles of Amendment to the Articles of Restatement and Amendment to Articles of Incorporation of Citizens First Corporation was executed before me by Citizens First Corporation, by and through its President, Mary Cohron, and Secretary, James H. Lucas, and that the said Mary Cohron and James H. Lucas personally appeared before me, after being first duly sworn, and declared that they were the officers designated and that they executed the foregoing Articles of Amendment to Articles of Restatement and Amendment to Articles of Incorporation of Citizens First Corporation and that the statements contained therein are the free and voluntary act and deed of Citizens First Corporation.

                  Witness my hand on this the 21st day of January, 1999.

                                          -------------------------------------
                                          NOTARY PUBLIC, Ky. State-at-Large

                                          My Commission Expires: 8-24-02
                                                                 --------------

THIS INSTRUMENT PREPARED BY:

ENGLISH, LUCAS, PRIEST & OWSLEY
Attorneys at Law
1101 College St., P.O. Box 770
Bowling Green, KY 42102-0770

BY: /s/ Keith M. Carwell
   -----------------------------------
   KEITH M. CARWELL





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